Autocallable Optimization Securities with Contingent Protection

Tactical Strategy for Flat or Bullish Markets

UBS AG, Jersey Branch

January 13, 2009

PROSPECTUS SUPPLEMENT (To Prospectus dated January 13, 2009)

Product Supplement

Autocallable Optimization Securities with Contingent Protection

Linked to a Basket of Common Stocks or Exchange Traded Fund Shares

UBS AG from time to time may offer and sell autocallable optimization securities with contingent protection, which we refer to as the “Securities.” This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name of each of the issuers of common stock, including American depositary shares (each, a “Basket Stock”), or shares of Exchange Traded Funds (each, a “Basket ETF” and, together with the Basket Stocks, the “Basket Components”) composing the weighted basket (the “Basket”) to which the return on the Securities is linked, and the specific manner in which such Securities may be offered, will be described for each particular offering of Securities in an applicable free writing prospectus and an applicable pricing supplement to this product supplement. If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable free writing prospectus or the applicable pricing supplement will be controlling. Except as otherwise described in the applicable pricing supplement, the general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, include the following:

Issuer (Booking Branch):
UBS AG (Jersey Branch)
No Coupon:
We will not pay you interest during the term of the Securities.
Principal Amount:
Each Security will have a principal amount of $10.00 per Security, unless otherwise specified in the applicable pricing supplement (with a minimum investment of 100 Securities for a total of $1,000).
Call Feature:
The Securities will be called automatically if the closing level of the Basket on any Observation Date is at or above the Starting Level.
Call Return:
A per annum percentage to be specified in the applicable pricing supplement.
Call Price:
If the Securities are called, you will receive on the applicable call settlement date a cash payment per $10.00 principal amount of the Securities equal to the Call Price for the applicable Observation Date on which the Securities are called. The Call Price applicable to each Observation Date will be specified in the applicable pricing supplement and will be calculated based on the Call Return and the amount of time the Securities have been outstanding.
Payment at Maturity:
If the Securities are not called, at maturity you will receive a cash payment per $10.00 principal amount of the Securities based on whether the Trigger Level is breached and, if so, the Basket Return, calculated as described below:
➢ If the level of the Basket never closes below the Trigger Level on any trading day during the Observation Period, you will receive a cash payment equal to your principal amount.
➢ If the level of the Basket closes below the Trigger Level on any trading day during the Observation Period, you will receive: $10.00 × (1 + Basket Return).
The Securities are not fully principal protected. If the Securities are NOT called, you may lose some or all of your investment. Specifically, if the Securities are not called and the Basket closes below the Trigger Level on any trading day during the Observation Period, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) decrease in the Basket below the Starting Level (based on the Basket Return).
Basket Return:
Ending Level - Starting Level Starting Level
Starting Level:
100, unless otherwise specified in the applicable pricing supplement.
Ending Level:
The closing level of the Basket on the final valuation date specified in the applicable pricing supplement, the determination of which is subject to postponement upon the occurence of a market disruption event as described herein.
See “General Terms of the Securities — Payment upon a Call or at Maturity” beginning on page PS-21.
Trigger Level:
A specified level of the Basket below the Starting Level, calculated as follows: (Starting Level × Percentage specified in the applicable pricing supplement).
Observation Period:
The period commencing on (and including) the trade date and extending to (and including) the final valuation date.
Observation Dates:
One or more dates that will be specified in the applicable pricing supplement. Observation Dates are subject to postponement in the event of certain market disruption events.
No Listing:
The Securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:
UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-10 for risks related to an investment in the Securities.

To help you identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization” beginning on PS-5.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Financial Services Inc.

Prospectus Supplement dated January 13, 2009

ADDITIONAL INFORMATION ABOUT THE AUTOCALLABLE OPTIMIZATION SECURITIES
WITH CONTINGENT PROTECTION

You should read this product supplement together with the prospectus dated January 13, 2009, relating to our Medium Term Notes, Series A, of which the Securities are a part, and any free writing prospectus or pricing supplement that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 00011144446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Ratio of Earnings to Fixed Charges	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	7
Capitalization of UBS	7
UBS	8
Use of Proceeds	10
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Validity of the Securities	78
Experts	78

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. Prior to the trade date for each offering of the Securities, UBS AG will prepare a separate free writing prospectus that will apply specifically to that offering and will include the identity of the Basket, as well as any changes to the general terms specified below. On the trade date, UBS AG will prepare a pricing supplement that, in addition to the information specified in the applicable free writing prospectus, will also include the specific pricing terms for that issuance. Any free writing prospectus and pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean Autocallable Optimization Securities with Contingent Protection. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 13, 2009, of UBS. References to the “applicable pricing supplement” mean the applicable free writing prospectus and the applicable pricing supplement that describe the specific terms for each offering of the Securities unless the context otherwise requires.

What are the Autocallable Optimization Securities with Contingent Protection?

The Autocallable Optimization Securities with Contingent Protection (the “Securities”) are medium-term notes issued by UBS AG, the return on which is linked to the performance of a basket comprised of the common stock of one or more issuers (each, a “Basket Stock”) or shares of one or more Exchange Traded Funds (each, a “Basket ETF”) (each Basket Stock or Basket ETF, a “Basket Component”). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the Basket Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the common stock represented by an ADS as “foreign stock”.

The Securities are designed for investors who believe that the level of the Basket will rise during the Observation Period, which is the period beginning on (and including) the trade date and extending to (and including) the final valuation date. You must be willing to risk losing up to 100% of your principal amount invested if the Securities have not been called and the Basket closes below the Trigger Level on any trading day during the Observation Period. You must be willing to accept that you will only receive a positive return on your Securities if the Securities are called, which will only occur if the Basket closes at or above the Starting Level on any Observation Date, including the final valuation date. You must also be willing to accept that the Securities will not pay interest.

If the closing level of the Basket is at or above the Starting Level on the relevant Observation Date, the Securities will be called automatically. If the Securities are called on any Observation Date (other than the final Observation Date), the call settlement date will be three or four business days following that Observation Date, unless that day is not a business day, in which case the call settlement date will be the next following business day. If the Securities are called on the final Observation Date, the call settlement date will be the maturity date. If we call the Securities on any Observation Date, you will receive on the applicable call settlement date a cash payment per $10.00 principal amount of the Securities equal to the Call Price for the applicable Observation Date. The Call Price applicable to each Observation Date will be specified on the applicable pricing supplement and will be calculated based on the Call Return and the amount of time the Securities have been outstanding.

If the Securities are not called on any Observation Date, at maturity you will receive a cash payment per $10.00 principal amount of the Securities based on whether the closing level of the Basket closes below the Trigger Level on any trading day during the Observation Period and, if so, the return of the Basket, referred to as the “Basket Return”. If the level of the Basket never closes below the Trigger Level on any trading day during the Observation Period, you will receive a cash payment equal to $10.00 per $10.00 principal amount of the Securities. If the level of the Basket closes below the Trigger Level on any trading day during the Observation Period, you will lose 1% (or a fraction thereof) of the principal for each 1%

(or a fraction thereof) decline in the level of the Basket as measured by the Basket Return. The Trigger Level is a specified level of the Basket calculated as follows: (Starting Level × Percentage specified in the applicable pricing supplement).

If the Securities are not called and the level of the Basket closes below the Trigger Level on any trading day during the Observation Period, you may lose up to 100% of your principal amount.

The likelihood of the closing level of the Basket declining below the Trigger Level during the Observation Period will depend in large part on the volatility of the Basket — meaning the frequency and magnitude of changes in the level of the Basket.

The “Basket Return” is the difference between the closing level of the Basket on the final valuation date and on the trade date, expressed as a percentage and calculated as follows:

Basket Return  =
Ending Level – Starting Level

Starting Level

where the “Starting Level” is 100 and the “Ending Level” is the closing level of the Basket on the final valuation date. The trade date and final valuation date will be specified in the applicable pricing supplement.

Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal.

The applicable pricing supplement will specify the trade date, the Observation Dates, the Call Return, the Call Price for each Observation Date, the Trigger Level and the final valuation date, as well as other relevant terms of each offering of the Securities, including the Basket and the Starting Level.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering generally is linked to the performance of a different Basket and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the Basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described in the accompanying prospectus, the terms described here are controlling.

Specific Terms will be described in Applicable Pricing Supplements

The specific terms for each offering of the Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described in the applicable pricing supplement modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

➢	Exposure to Positive Call Return — The Securities are designed for investors who believe that the level of the Basket will rise during the Observation Period, with such rise potentially resulting in an automatic call of the Securities. Such investors must be willing to risk losing up to 100% of their principal amount if the Securities have not been called and the Basket closes below the Trigger Level on any trading day during the Observation Period.
➢	Automatic Call — The Securities will be called automatically if the Basket closes at or above the Starting Level on any Observation Date, including the final valuation date. If the Securities are called, your return will be positive and will be a percentage of the Call Return depending on the Observation Date on which the Securities are called.
➢	Contingent Principal Protection — The contingent protection feature protects your principal only if the level of the Basket never closes below the Trigger Level on any trading day during the Observation Period, and you hold the Securities to maturity.
➢	If the Securities have not been called and the level of the Basket has never closed below the Trigger Level on any trading day during the Observation Period, we will pay you a cash amount at maturity equal to $10.00 per $10.00 principal amount of the Securities.
➢	If the Securities have not been called and the level of the Basket has closed below the Trigger Level on any trading day during the Observation Period, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of the principal for each 1% (or a fraction thereof) decrease in the level of the Basket below the Starting Level (based on the Basket Return) up to 100%, and you will receive a cash amount per Security equal to $10.00 × (1 + Basket Return). This may result in a loss of some or all of your principal investment.
➢	Minimum Investment — In the case of offerings of Securities with a $10.00 principal amount per Security, the minimum investment is 100 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

What are Some of the Risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” on page PS–10 and in the applicable pricing supplement.

➢	At maturity, you risk losing some or all of your principal — The Securities do not guarantee any return of principal at maturity. The return on the Securities depends on whether the Basket increases in value as determined on the Observation Dates, or if the Securities are not called, whether the Trigger Level is breached and, if so, the extent to which the Basket Return is negative. If the Securities are not called and the Basket closes below the Trigger Level on any trading day during the Observation Period, you may lose up to 100% of your principal.
➢	The automatic call feature does not allow for participation in the potential appreciation of the Basket Components — The appreciation potential of the Securities is limited to the pre-specified Call Return, regardless of the appreciation of the Basket Components. In addition, since the Securities could be called as early as the first Observation Date, the total return on the Securities could be minimal.
➢	The probability that the Securities will be called or that the level of the Basket will fall below the Trigger Level will depend on volatility — If the Basket Components have historically experienced significant volatility, there is a high probability that the Securities will be called or that the level of the Basket will fall below the Trigger Level during the Observation Period. As a result, you may lose some or all of your investment.
➢	Anti-dilution protection is limited — For certain adjustment events affecting the Basket Components, the calculation agent in its discretion will make adjustments to the Stock Adjustment Factor applicable to such Basket Component. However, the calculation agent will not make an adjustment in response to all events that could affect the Basket Components. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected.
➢	There may be little or no secondary market — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial discount.
➢	Owning the Securities is not the same as owning the Basket Components — The return on your Securities may not reflect the return you would realize if you actually owned the Basket Components. For instance, you will not receive or be entitled to receive any dividend payments or other distributions over the life of the Securities.
➢	Credit of issuer — An investment in the Securities is subject to the credit risk of UBS, and the actual and perceived creditworthiness of UBS may affect the market value of the Securities.
➢	Price prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the prices of the Basket Components; the volatility of the Basket Components; the dividend rates paid on the Basket Components; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
➢	Impact of fees on secondary market prices — Generally, the price of the Securities in the secondary market is likely to be lower than the initial public offering price since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the Basket Components and/or over-the-counter options, futures or other instruments with return linked to the performance of the Basket Components or securities constituting the assets of a Basket ETF, may adversely affect the market price of the Basket and, therefore, the market value of the Securities.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of the Basket Components, or if the Basket Component is an ETF, the securities constituting the assets of a Basket ETF, which may present a conflict between the obligations of UBS and you, as a holder of the Securities.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the Securities. Any such research, opinions or recommendations could affect the value of the Basket Components and therefore the market value of the Securities.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your tax situation.
➢	No adjustments for fluctuations in foreign exchange rates — The value of your Securities may not be adjusted for exchange rate fluctuations between the U.S. dollar and any other currency upon which the Basket Components are based. Therefore, if such currency appreciates or depreciates relative to the U.S. dollar over the term of the Securities, you may not receive any additional payment or incur any reduction in payment at maturity.

The Securities may be a suitable investment for you if:

➢	You believe the level of the Basket will close at or above the Starting Level on one of the specified Observation Dates.
➢	You do not believe the level of the Basket will close below the Trigger Level on any trading day during the Observation Period.
➢	You are willing to invest in Securities that, if not called, may expose you to the loss of up to 100%

of your principal as described herein. You are willing to invest in Securities that will be automatically called on any Observation Date on which the level of the Basket closes at or above the Starting Level.
➢	You are willing to forgo dividends paid on the Basket Components.
➢	You do not seek current income from this investment.
➢	You are willing to invest in Securities where there may be little or no secondary market.

The Securities may not be a suitable investment for you if:

➢	You believe the level of the Basket will close below the Trigger Level on any trading day during the Observation Period. You believe that the level of the Basket will not close at or above the Starting Level on any Observation Date.
➢	You seek an investment that is 100% principal protected.
➢	You are not willing to make an investment where you could lose up to 100% of your principal amount.
➢	You seek an investment with a rate of return that is not limited to the specified Call Return. The Call Return will be set forth together with the Call Price for each Observation Date in the applicable pricing supplement.
➢	You prefer to receive dividends paid on the Basket Components.
➢	You seek current income from your investment.
➢	You seek an investment for which there will be an active secondary market.
➢	You are unable or unwilling to hold Securities that may be called on any Observation Date on which the level of the Basket closes at or above the Starting Level or otherwise to hold the Securities to maturity.
➢	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

Structured Product Categorization

To help you identify appropriate structured products, UBS organizes its structured products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of structured products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular structured product.

➢	Protection Strategies are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.
➢	Optimization Strategies are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Performance Strategies are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

“Partial protection,” if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; you will lose 1% (or a fraction thereof) of principal for every 1% (or a fraction thereof) decline in the price or level of the underlying asset below the specified threshold.

“Contingent protection,” if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset does decline below the specified threshold, all principal protection is lost and the investor will have full downside exposure to the price or level of the underlying asset.

Classification of structured products into categories is not intended to guarantee particular results or performance.

What are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-37 and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the Basket. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, call or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year.

Unless otherwise specified in the applicable pricing supplement, in the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations—Alternative Treatments” on page PS-38.

The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-37 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of the Securities purchased after the bill is enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

What are the Steps to Calculate Payment upon a Call or at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment upon a call or at maturity on the Securities:

Alternative 1: Calculate the Cash Payment upon an Automatic Call

The payment upon an automatic call will be calculated as follows:

If the Securities are called because the closing level of the Basket is at or above the Starting Level on any Observation Date, including the final valuation date, you will receive on the call settlement date the Call Price for the applicable Observation Date. The Call Price applicable to each Observation Date will be calculated based on the Call Return and the amount of time the Securities have been outstanding. The Call Return will be set forth together with the Call Price for each Observation Date in the applicable pricing supplement.

Alternative 2: Calculate the Cash Payment at Maturity

Step 1: Calculate the Basket Return

The “Basket Return” is the difference between the closing level of the Basket on the final valuation date and on the trade date and is expressed as a percentage of the closing level of the Basket on the trade date. The Basket Return may be positive or negative and is calculated as follows:

Basket Return  =
Ending Level – Starting Level

Starting Level

The “Starting Level” is 100, unless otherwise specified in the applicable free writing prospectus and the applicable pricing supplement. With respect to the Basket Components, the starting price for each is based on the closing price of that Basket Component on its primary exchange as of the trade date.

The “Ending Level” will equal the closing level of the Basket on the final valuation date specified in the applicable pricing supplement, the determination of which is subject to postponement upon the occurrence of a market disruption event as described herein.

The “closing level” of the Basket is calculated as follows:

100 × (1 + (WBC1 × BCR1) + (WBC2 × BCR2) + (WBC3 × BCR3))

where “W” is the respective weighting of each Basket Component (i.e., BC1, BC2 and BC3) in the Basket, expressed as a percentage, and “BCR” is the respective Basket Component Return for each Basket Component (i.e., BC1, BC2 and BC3).

For each Basket Component, the applicable Basket Component Return will be calculated as follows:

Basket Component Return  =
ending price – starting price

starting price

The “starting price” is the closing price of that Basket Component on the trade date, divided by the Stock Adjustment Factor for that Basket Component. Unless otherwise specified in the applicable pricing supplement, the Stock Adjustment Factor for each Basket Component will initially equal 1.0. A Stock Adjustment Factor will not be adjusted except upon the occurrence of certain corporate events described in “General Terms of the Securities – Antidilution Adjustments” beginning on page PS-25.

The “ending price” is the closing price of that Basket Component on the date for which the relevant Basket Component Return is being calculated.

Step 2: Calculate the Cash Payment at Maturity

If the Securities are not called automatically prior to or on the final valuation date and the level of the Basket never closes below the Trigger Level on any trading day during the Observation Period, you will receive a cash payment at maturity equal to $10.00 per $10.00 principal amount of the Securities.

If the Securities are not called prior to or on the final valuation date and the level of the Basket closes below the Trigger Level on any trading day during the Observation Period, you will lose 1% (or a fraction thereof) of the principal for each 1% (or a fraction thereof) decrease in the level of the Basket below the Starting Level (based on the Basket Return).

The Securities are not fully principal protected. You may lose some or all of your principal investment if the Securities are not called and the level of the Basket closes below the Trigger Level on any trading day during the Observation Period.

Hypothetical examples of how the Securities perform

The examples below illustrate the payment upon a call or at maturity for a hypothetical offering of the Securities, with the following assumptions:

Principal Amount:	$10.00
Term:	12 months
Starting Level:	100
Call Return:	18% per annum (or 4.5% per quarter)
Frequency of Observation Dates:	Quarterly
Trigger Level:	80 (which is 80% of the Starting Level)

Example 1 — Securities are called on the first Observation Date

Closing Level at first Observation Date:	125.00 (at or above Starting Level, Securities are called)
Call Price (per $10.00):	$10.45

Since the Securities are called on the first Observation Date, you will receive on the call settlement date a total of $10.45 per $10.00 principal amount (4.5% total return on the Securities).

Example 2 — Securities are called on the final valuation date

Closing Level at first Observation Date:	95.00 (below Starting Level, Securities NOT called)
Closing Level at second Observation Date:	85.00 (below Starting Level, Securities NOT called)
Closing Level at third Observation Date:	90.00 (below Starting Level, Securities NOT called)
Closing Level at final valuation date:	115.00 (above Starting Level, Securities are called)
Call Price (per $10.00):	$11.80

Since the Securities are called on the final valuation date, you will receive on the call settlement date (which coincides with the maturity date in this example) a total of $11.80 per $10.00 principal amount (18.0% total return on the Securities).

Example 3 — Securities are NOT called

Closing Level at first Observation Date:	95.00 (below Starting Level, Securities NOT called)
Closing Level at second Observation Date:	90.00 (below Starting Level, Securities NOT called)
Closing Level at third Observation Date:	95.00 (below Starting Level, Securities NOT called)
Closing Level at final valuation date:	85.00 (below Starting Level, Securities NOT called)
Settlement Amount (per $10.00):	$10.00

At maturity, you will receive a total of $10.00 per $10.00 principal amount (0% total return on the Securities). The Securities are not called during the Observation Period and the level of the Basket never closes below the Trigger Level on any trading day during the Observation Period.

Example 4 — Securities are NOT called and the level of the Basket closes below the Trigger Level on any trading day during the Observation Period

Closing Level at first Observation Date:	95.00 (below Starting Level, Securities NOT called)
Closing Level at second Observation Date:	75.00 (below Starting Level and Trigger Level, Securities NOT called)
Closing Level at third Observation Date:	95.00 (below Starting Level, Securities NOT called)
Closing Level at final valuation date:	80.00 (below Starting Level, Securities NOT called)
Basket Return	80 – 100 100 = –20%
Settlement Amount (per $10.00)	$10.00 × (1 + Basket Return) $10.00 × (1 – 20%) $8.00

Since the Securities are not called and the level of the Basket closes below the Trigger Level on any trading day during the Observation Period, at maturity you will receive a total of $8.00 per $10.00 principal amount (-20% total return on the Securities).

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities upon a call or at maturity and the cash payment that could be delivered for each of your Securities on any call settlement date or on the maturity date, based on a range of hypothetical starting levels and ending levels of the Basket and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical ending levels of the Basket on the final valuation date could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical tables, charts or calculations will be based on closing prices for the Basket Components that may not be achieved on the applicable final valuation date and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amount on your Securities on any call settlement date or on the maturity date may bear little or no relation to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little or no relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the Basket Components. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the Basket Components:

➢	in the case of direct investment in the Basket Components, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;
➢	in the case of direct investment in the Basket Components, the return could include rights that you will not have as an investor in the Securities; and
➢	an investment in the Basket Components is likely to have tax consequences that are different from an investment in the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-10 of this product supplement.

We cannot predict the closing levels of the Basket or the closing prices of the Basket Components. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment that will be delivered in respect of your Securities on any call settlement date or on the maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the Basket Components.

Risk Factors

The return on the Securities is linked to the performance of a Basket. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Securities.

The Securities are not principal protected if the Securities are not called and the Trigger Level is breached. The return on the Securities depends on whether the Basket increases in value as determined on the Observation Dates, or if the Securities are not called, whether the Trigger Level is breached and, if so, the extent to which Basket Return is negative. You may lose up to 100% of your principal.

The Securities differ from ordinary debt securities in that we will not pay you interest on the Securities or a fixed amount at maturity. If the Securities are not called and the level of the Basket closes below the Trigger Level on any trading day during the Observation Period, a negative Basket Return will reduce your cash payment at maturity below your principal. If the Securities are not called and the level of the Basket closes below the Trigger Level on any trading day during the Observation Period, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of your principal for every 1% (or a fraction thereof) decrease in the level of the Basket below the Starting Level (based on the Basket Return) up to 100% of your principal amount.

The likelihood of the closing level of the Basket declining below the Trigger Level during the Observation Period will depend in large part on the volatility of the prices of the Basket Components — meaning the frequency and magnitude of changes in the prices of the Basket Components.

Your appreciation potential is limited to the specified Call Return.

Your investment in the Securities will result in a gain if the Basket closing level on any of the Observation Dates is at or above the Starting Level. This gain will be limited to the amount by which the Call Price applicable to the Observation Date on which the Securities are automatically called exceeds the amount of your initial investment, regardless of the appreciation of the Basket, which may be significantly greater than the return associated with the Call Price. In addition, the automatic call feature of the Securities may shorten the term of your investment. The Call Return will determine the amount of the Call Price on any given Observation Date and will be specified in the applicable pricing supplement.

There may not be an active trading market in the Securities — Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses, even in cases where the level of the Basket has risen since the trade date. In addition, you will not receive the benefit from the Securities’ contingent principal protection feature. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Securities to maturity or until called by us.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that,

Risk Factors

generally, the prices of the Basket Components comprising the Basket on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Basket (i.e., the frequency and magnitude of changes in the prices of the Basket Components over the term of the Securities);
➢	the dividend rates paid on the Basket Components (while not paid to holders of the Securities, dividend payments on the Basket Components may influence the value of the Securities);
➢	interest rates in the market;
➢	the time remaining to the maturity of the Securities;
➢	if a Basket Stock is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the foreign stock is traded;
➢	if a Basket ETF is an ETF that invests in securities that are traded in non-U.S. markets, or if a Basket Component is substituted or replaced by securities that are quoted and traded in a foreign currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;
➢	the fact that a Basket ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;
➢	supply and demand for Securities, including inventory positions with UBS Securities LLC or any other market maker;
➢	economic, financial, political, regulatory, judicial or other events that affect the prices of the Basket Components; and
➢	the creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

Historical performance of the Basket should not be taken as an indication of the future performance of the Basket during the term of the Securities.

The trading prices of the Basket Components will determine the level of the Basket. The historical performance of the Basket should not be taken as an indication of the future performance of the Basket. As a result, it is impossible to predict whether the level of the Basket will rise or fall. The trading prices of the Basket Components will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Basket Components or the securities constituting the assets of a Basket ETF, and the market prices of the Basket Components.

The Basket is composed of the Basket Stocks. Any positive return in one Basket Stock may be offset by a negative return in another Basket Stock.

The Securities are linked to the performance of the Basket, which is composed of the Basket Stocks. The performance of the Basket will be based on the aggregate appreciation or depreciation of the Basket Stocks taken as a whole. Therefore, a positive return in one Basket Stock may be offset, in whole or in part, by a negative return of a lesser, equal or greater magnitude in another Basket Stock, resulting in an aggregate Basket Return equal to or less than zero.

The formula for calculating the payment at maturity of the Securities does not take into account all developments in the Basket.

Changes in the Basket during the term of the Securities before the final valuation date may not be reflected in the calculation of the amount payable at maturity of the Securities. The calculation agent will calculate this amount by comparing only the level of the Basket on the trade date relative to the level of

Risk Factors

the Basket on the final valuation date. No other prices or values will be taken into account. As a result, you may lose some or all of your principal even if the level of the Basket has risen at certain times during the term of the Securities before falling to a level below its Starting Level on the final valuation date.

In some circumstances, the payment you receive on the Securities may be based on the common stock of another company and not the Basket Stock.

If a Basket Component is common stock of a specific company (“underlying stock”), following certain corporate events relating to the respective issuer of the underlying stock where such issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to the respective underlying stock issuer, which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. We describe the specific corporate events that may lead to these adjustments and the procedures for selecting distribution property in the section of this product supplement called “General Terms of Securities — Antidilution Adjustments — Reorganization Events”. The calculation agent will make any such adjustments in its sole discretion to achieve an equitable result.

If a Basket Stock is an ADS and the ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulation Authority (“FINRA”), or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, the amount of you receive at maturity will be based on the common stock represented by the ADS. Such delisting of the ADS or termination of the ADS facility and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting of the ADS or termination of the ADS facility and the consequent adjustments in the section of this product supplement called “General Terms of Securities — Delisting of ADSs or Termination of ADS Facility”.

If a Basket Component is delisted or trading of the Basket Component is suspended, the amount you receive at maturity may be based on the security issued by another company (including a security issued by a non-U.S. company) and not that Basket Component. Such delisting or termination of the applicable Basket Component and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting or termination of a Basket Component and the consequent adjustments in the section of this product supplement called “General Terms of the Securities — Delisting or Suspension of Trading of a Basket Component”.

You have limited antidilution protection.

The calculation agent for the Securities will, in its sole discretion, adjust the Stock Adjustment Factor for a relevant Basket Component, for certain events affecting the Basket Component, such as stock splits and stock dividends, and certain other corporate actions involving the Basket Component. However, the calculation agent is not required to make an adjustment for every corporate event that can affect a Basket Component. For example, the calculation agent is not required to make any adjustments if the issuer of a Basket Component or anyone else makes a partial tender offer or a partial exchange offer for that Basket Component. Consequently, this could affect the calculation of the return for any affected Basket Component and, therefore, the market value of the Securities and the amount payable at maturity of your Securities. You should refer to “General Terms of the Securities — Antidilution Adjustments” on page PS-25 for a description of the general circumstances in which the calculation agent will make such adjustments.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where: (1) a Basket Stock is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency and that may trade differently from the ADS, or (2) a Basket Component is

Risk Factors

substituted or replaced by a security that is quoted and traded in a foreign currency. Such substitution or replacement of a Basket Component by a security issued by a non-U.S. company may occur following certain corporate events affecting a Basket Component (as described under “General Terms of the Securities — Antidilution Adjustments — Reorganization Events” on page PS-29) or following delisting or termination of a Basket Component (as described under “General Terms of the Securities — Delisting or Suspension of Trading of a Basket Component” on page PS-31).

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the foreign stock on non-U.S. securities markets and, as a result, may affect the value of the Securities. As a consequence, such fluctuations could adversely affect an investment in the Securities if: (1) a Basket Stock is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency or (2) a Basket Component is substituted or replaced by a security that is quoted and traded in a foreign currency.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the Securities if: (1) a Basket Stock is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency or (2) a Basket Component is substituted or replaced by a security issued by a non-U.S. company that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the Securities in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear any such risks.

If a Basket Stock is an ADS, the value of the ADSs may not completely track the price of the issuer’s common stock.

If a Basket Stock is an ADS, you should be aware that, although the trading characteristics and valuations of the ADSs will usually mirror the characteristics and valuations of the underlying common stock represented by the ADSs, the value of the ADSs upon which an offering of the Securities is based may not completely track the value of the underlying common stock represented by the ADSs. Active trading volume and efficient pricing for the issuer’s common stock on the stock exchange(s) on which that common stock principally trades will usually, but not necessarily, indicate similar characteristics in respect of the ADSs. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADSs than for the underlying common stock. Since holders of the ADSs may surrender the ADSs to take delivery of and trade the underlying common stock (a characteristic that allows investors in ADSs to take advantage of price differentials between different

Risk Factors

markets), an illiquid market for the underlying common stock generally will result in an illiquid market for the ADSs representing such underlying common stock.

If a Basket Stock is an ADS, the trading price of the ADSs and the trading price of the Securities linked to the ADSs will be affected by conditions in the markets where those ADSs principally trade.

Although the market price of ADSs upon which an offering of Securities is based is not directly tied to the trading price of the issuer’s common stock in the non-U.S. markets where such common stock principally trades, the trading price of ADSs is generally expected to track the U.S. dollar value of the currency of the country where the issuer’s common stock principally trades and the trading price of the issuer’s common stock on the stock exchange(s) where such common stock principally trades. This means that the trading value of any ADSs upon which an offering of the Securities is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the issuer’s common stock principally trades and by factors affecting the stock exchange(s) where such common stock principally trades.

One of our affiliates may serve as the depositary for the ADSs that may constitute a Basket Stock.

One of our affiliates may serve as the depositary for some foreign companies that issue ADSs. If a Basket Stock is an ADS and one of our affiliates serves as depositary for such ADSs, the interests of our affiliate, in its capacity as depositary for the ADSs, may be adverse to your interests as a holder of Securities.

The respective issuers of each Basket Component — and thus the Basket Components — are subject to various market risks.

The respective issuers of each Basket Component or each company whose securities constitute the assets of a Basket ETF (each, the “underlying equity issuer”) is subject to various market risks. Consequently, the price of the Basket Components may fluctuate depending on the respective markets in which the respective underlying equity issuer operates. Market forces outside of our control could cause the level of the Basket to fall below the Trigger Level during the Observation Period. The price of each Basket Component can rise or fall sharply due to factors specific to that Basket Component and the underlying equity issuer, such as equity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. The applicable pricing supplement will provide a brief description of the underlying equity issuers and the Basket to which the Securities we offer are linked.

The value of the shares of a Basket ETF may not completely track the value of the shares of the securities in which the ETF invests.

You should be aware that, although the trading characteristics and valuations of a Basket ETF will usually mirror the characteristics and valuations of the shares in which that ETF invests, the value of the ETF may not completely track the value of the securities in which the ETF invests. The value of a Basket ETF will reflect transaction costs and fees that the shares in which the ETF invests do not have.

In addition, although shares of a Basket ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of such Basket ETF or that there will be liquidity in the trading market.

The shares of a Basket ETF may be subject to additional currency exchange rate risk.

If one of the Basket Components is an ETF that invests in non-U.S. markets, the trading price of the stocks in which the ETF invests generally will reflect the U.S. dollar value of those stocks. Therefore, holders of Securities based upon an ETF that invests in non-U.S. markets will be exposed to currency

Risk Factors

exchange rate risk with respect to the currency in which such stocks trade. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each stock in the ETF’s portfolio. If, taking into account such weighting, the dollar strengthens against the non-U.S. currency, the value of the stocks in which an ETF invests will be adversely affected and the value of the Securities may decrease.

Trading and other transactions by UBS or its affiliates in the Basket Components, futures, options, exchange traded funds or other derivative products on the Basket Components may adversely affect the probability of the Securities being called, any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-36, UBS or its affiliates may hedge their obligations under the Securities by purchasing the Basket Components or securities constituting the assets of a Basket ETF, futures or options on the Basket Components or securities constituting the assets of a Basket ETF or other derivative instruments with returns linked or related to changes in the performance of the Basket Components or securities constituting the assets of a Basket ETF, and they may adjust these hedges by, among other things, purchasing or selling the Basket Components or securities constituting the assets of a Basket ETF, futures, options, or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Basket Components and, therefore, the probability of the Securities being called, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the Basket Components or securities constituting the assets of a Basket ETF and other investments relating to the Basket Components or securities constituting the assets of a Basket ETF on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Basket Components and, therefore, the probability of the Securities being called, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Basket Components. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Basket Components or securities constituting the assets of a Basket ETF that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the price of a Basket Component, could be adverse to such holders’ interests as beneficial owners of the Securities.

In addition, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Components or the securities constituting the assets of a Basket ETF, including making loans to, or providing advisory services to, those companies. These services could include investment banking and merger and acquisition advisory services. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Basket Components and, therefore, the probability of the Securities being called, the amount payable at maturity and the market value of the Securities.

Risk Factors

You will not receive interest payments on the Securities or dividend payments on the Basket Components, or have shareholder rights in the Basket Stocks.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the Basket Components. As an owner of the Securities, you will not have voting rights or any other rights that holders of the Basket Components may have. Similarly, if the Securities are linked to non-U.S. equity securities issued through depositary arrangements like ADSs, you will not have the rights of owners of such ADSs or the foreign stock.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the prices of the Basket Components or the market value of the Securities.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Basket.

UBS and its affiliates have no affiliation with the issuers of the Basket Components or the securities constituting the assets of a Basket ETF and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

We and our affiliates are not affiliated with the issuers of the Basket Components or the securities constituting the assets of a Basket ETF, in any way and we have no ability to control or predict their actions, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting the issuers of the Basket Components or the securities constituting the assets of a Basket ETF. The issuers of the Basket Components or the securities constituting the assets of a Basket ETF are not involved in the offering of the Securities in any way and have no obligation to consider your interests as owner of the Securities in taking any corporate actions that might affect the market value of your Securities or your payment at maturity. The issuers of the Basket Components may take actions that will adversely affect the market value of the Securities.

The Securities are unsecured debt obligations of UBS only and are not obligations of the issuers of the Basket Components or securities constituting the assets of a Basket ETF. None of the money you pay for the Securities will go to the issuers of the Basket Components or the securities constituting the assets of a Basket ETF.

This product supplement relates only to the Securities and does not relate to the Basket Components.

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Securities at maturity. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent” on page PS-35. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting any Basket Component has occurred or is continuing on the final valuation date for the Basket Components. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

Risk Factors

The calculation agent may postpone any Observation Date or the final valuation date (and thus call settlement date or the maturity date, respectively) upon the occurrence of a market disruption event.

If the calculation agent determines that a market disruption event has occurred or is continuing on any Observation Date or the final valuation date, the affected Observation Date or the final valuation date, as applicable, will be postponed and thus the determination of the closing level of the Basket with respect to such Observation Date or the Ending Level, as applicable, will be postponed until the first business day on which no market disruption event occurs or is continuing. If such a postponement occurs, then the calculation agent will instead use the relevant closing price of the affected Basket Component on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the relevant Observation Date or the final valuation date be postponed by more than ten (10) business days. As a result, the call settlement date and the maturity date for the Securities could also be postponed, although not by more than ten (10) business days.

If the relevant Observation Date or the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the relevant Observation Date or the final valuation date, as applicable. If the closing price of the affected Basket Component is not available on the last possible day that qualifies as the relevant Observation Date or the final valuation date, as applicable, either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate in its sole discretion of the closing price of the affected Basket Component that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Securities — Market Disruption Event” on page PS-24.

An investment in the Securities may be subject to risks associated with non-U.S. securities and futures markets.

One or more Basket Components to which your Securities may be linked may be issued by non-U.S. companies and may trade on non-U.S. exchanges or may be an ADS representing foreign stock. In addition, following certain corporate events affecting a Basket Component or following delisting or termination of a Basket Component, the relevant Basket Component may be substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency. An investment in securities linked to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks. Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on United States exchanges. Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Risk Factors

We describe the possible substitution or replacement of a Basket Stock by the security of a non-U.S. company following certain corporate events under “General Terms of the Securities — Antidilution Adjustments — Reorganization Events”. We describe the possible substitution or replacement of a Basket Component by the security of a non-U.S. company, including foreign stock represented by an ADS, following delisting or termination of a Basket Component under “General Terms of the Securities — Delisting or Suspension of Trading of a Basket Component” and “General Terms of the Securities — Delisting of ADSs or Termination of ADS Facility”.

Any Basket Component that is issued by a non-U.S. company and that is traded on a non-U.S. exchange will be specified in the applicable pricing supplement.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates as a result of dealer discounts, mark-ups or other transactions.

The return on the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect Basket Components.

Basket Components comprising the Basket to which your Securities may be linked may be traded in, or their closing prices may be converted into, currencies other than U.S. dollars. However, even where that is the case, the Securities are denominated in U.S. dollars, and the amount payable on the Securities upon a call or at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies upon which such Basket Component is based. Therefore, if such currency appreciates or depreciates relative to the U.S. dollar over the term of the Securities, you may not receive any additional payment or incur any reduction in payment upon a call or at maturity. Your net exposure will depend on the extent to which the currencies upon which the Basket Component is based strengthen or weaken against the U.S. dollar or such other currency. If, taking into account such weighting, the U.S. dollar or such other currency strengthens against the currencies upon which the Basket Component is based, the value of any such equity may be adversely affected, and the payment at maturity of the Securities may be reduced. Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;
➢	existing and expected interest rate prices;
➢	the balance of payments; and
➢	the extent of governmental surpluses or deficits in the countries relevant to the Basket Components and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to the Basket Components, the United States and other countries important to international trade and finance.

Each Basket Component that is traded in a currency other than U.S. dollars will be specified in the applicable pricing supplement.

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please

Risk Factors

read carefully the section entitled “What are the Tax Consequences of the Securities?” in the summary section on page PS-6, “Supplemental U.S. Tax Considerations” on page PS-37, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In addition, the Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-37 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Securities purchased after the bill is enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Valuation of the Securities

Each offering of the Securities generally is linked to the performance of a different Basket and is subject to the particular terms set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend on the performance of the Basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Upon an Automatic Call.  The Securities will be called automatically if the closing level of the Basket is at or above the Starting Level on any Observation Date. If the Securities are called, you will receive on the applicable call settlement date the Call Price for the applicable Observation Date. The Call Price applicable to each Observation Date will be calculated based on the Call Return and the amount of time the Securities have been outstanding. The Call Return will be set forth together with the Call Price for each Observation Date in the applicable pricing supplement.

At Maturity.  If the Securities are not called, you will receive a cash payment at maturity based on the performance of the Basket during the Observation Period. If the level of the Basket does not close below the Trigger Level on any trading day during the Observation Period you will receive a cash payment equal to $10.00 per $10.00 principal amount of the Securities. However, if the level of the Basket does close below the Trigger Level on any trading day during the Observation Period, you will receive a cash payment at maturity equal to $10.00 × (1 + Basket Return), which will be less than your principal amount and may be $0. Accordingly, you may lose up to 100% of your principal amount. For a description of how your payment at maturity will be calculated, see “What are the Steps to Calculate Payment upon a Call or at Maturity?” on page PS-6 and “General Terms of the Securities —  Payment upon a Call or at Maturity” on page PS-21.

Prior to Call or Maturity.  You should understand that the market value of the Securities prior to a possible call or prior to maturity will be affected by several factors, many of which are beyond our control. We expect that, generally, the level of the Basket on any trading day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include supply and demand for the Securities, the volatility of the Basket, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. Sales in the secondary market may result in significant losses. See “Risk Factors” beginning on page PS-10 for a discussion of the factors that may influence the market value of the Securities prior to call or maturity.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal.

Denominations

Each Security will have a principal amount of $10.00, unless otherwise specified in the applicable pricing supplement. In the case of offerings of $10.00 Securities, your minimum investment is 100 Securities at a principal amount at $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Payment upon a Call or at Maturity

If the Securities are called automatically prior to maturity:

The Securities will be called if the closing level of the Basket is at or above the Starting Level on any Observation Date. If we call the Securities you will receive on the applicable call settlement date the Call Price for the applicable Observation Date. The Call Price applicable to each Observation Date will be calculated based on the Call Return and the amount of time the Securities have been outstanding. The Call Return will be set forth together with the Call Price for each Observation Date in the applicable pricing supplement.

If the Securities are NOT called prior to maturity:

At maturity, you will receive a cash payment on the principal amount of each Security you hold, calculated as below.

➢	If the level of the Basket never closes below the Trigger Level on any trading day during the Observation Period, you will receive a cash payment equal to your principal amount of the Securities.
➢	If the level of the Basket closes below the Trigger Level on any trading day during the Observation Period, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) decline in the level of the Basket as measured by the Basket Return.

Accordingly, if the level of the Basket has closed below the Trigger Level on any trading day during the Observation Period, you may lose up to 100% of your principal amount.

General Terms of the Securities

The “Basket Return” is the difference between the closing level of the Basket on the final valuation date and on the trade date, expressed as a percentage and calculated as follows:

Basket Return  =
Ending Level – Starting Level

Starting Level

The “Starting Level” is 100 and the “Ending Level” is the closing level of the Basket on the final valuation date.

The “closing level” of the Basket is calculated as follows:

100 × (1 + (WBC1 × BCR1) + (WBC2 × BCR2) + (WBC3 × BCR3))

where

“W” is the respective weighting of each Basket Component (i.e., BC1, BC2 and BC3) in the Basket, expressed as a percentage, and “BCR” is the respective Basket Component Return for each Basket Component (i.e., BC1, BC2 and BC3).

For each Basket Component, the applicable Basket Component Return will be calculated as follows:

Basket Component Return   =
ending price —  starting price

starting price

The “starting price” is the closing price of that Basket Component on the trade date, divided by the Stock Adjustment Factor for that Basket Component. Unless otherwise specified in the applicable pricing supplement, the Stock Adjustment Factor for each Basket Component will initially equal 1.0. A Stock Adjustment Factor will not be adjusted except upon the occurrence of certain corporate events described in “General Terms of the Securities – Antidilution Adjustments” beginning on page PS-25.

The “ending price” is the closing price of that Basket Component on the date for which the relevant Basket Component Return is being calculated.

The applicable pricing supplement will specify the trade date, the Observation Dates, the Call Return, Call Price for each Observation Date, the Trigger Level and the final valuation date, as well as other relevant terms of each offering of the Securities, including the Basket and the Starting Level.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering generally is linked to the performance of a different basket and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Call Settlement Date

If the Securities are called on any Observation Date (other than the final Observation Date), the call settlement date will be three or four business days following such Observation Date, unless that day is not a business day, in which case the call settlement date will be the next following business day, or unless otherwise specified in the applicable pricing supplement. If the Securities are called on the final Observation Date, the call settlement date will be the maturity date. As described under “— Observation Dates” below, the calculation agent may postpone an Observation Date — and therefore a call settlement date – if a market disruption event occurs or is continuing on a day that would otherwise be an Observation Date. We describe market disruption events under “— Market Disruption Event” below.

General Terms of the Securities

Observation Dates

The Observation Dates will be set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, the affected Observation Date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will an Observation Date for the Securities be postponed by more than ten (10) business days.

Maturity Date

The maturity date will be set forth in the applicable pricing supplement. If not previously called, the Securities will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date, the maturity date will be postponed to maintain the same number of business days between the final valuation date and the maturity date as existed prior to the postponement of the final valuation date. As discussed below under “— Final Valuation Date,” the calculation agent may postpone the final valuation date if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Event” below.

Final Valuation Date

If the Securities are not previously called, the final valuation date will be on the final Observation Date as set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date — and, therefore, the Maturity Date — for the Securities be postponed by more than ten (10) business days.

Closing Price

The “closing price” for a Basket Component on any trading day means:

➢	if the Basket Component is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such Basket Component during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Basket Component is listed or admitted to trading; or
➢	if, following certain corporate events affecting the Basket Component or following delisting or termination of a Basket Component, a Basket Component is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency, the official closing price for such non-U.S. security on the primary foreign exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “General Terms of the Securities – Antidilution Events – Reorganization Events” on page PS-30). (We describe the possible substitution or replacement of a Basket Stock by the security of a non-U.S. company following certain corporate events under “General Terms of the Securities – Antidilution Adjustments – Reorganization Events”. We describe the possible substitution or replacement of a Basket Component by the security of a non-U.S. company, including foreign stock represented by an ADS, following delisting or termination of a Basket Component under “General Terms of the Securities – Delisting or Suspension of Trading of a Basket Component” and “General Terms of the Securities – Delisting of ADSs or Termination of ADS Facility”); or

General Terms of the Securities

➢	if the Basket Component is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority (“FINRA”), the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or
➢	otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the Basket Component obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Market Disruption Event

The calculation agent will determine the closing level of the Basket and the closing price of each Basket Component on each Observation Date and the Ending Level of the Basket on the final valuation date. As described above, any Observation Date or the final valuation date may be postponed, and thus the determination of the closing price of each Basket Component with respect to such Observation Date or the Ending Level, as applicable, may be postponed if the calculation agent determines that, on any Observation Date or on the final valuation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the new Observation Date or the final valuation date, as applicable, will be the first business day on which no market disruption event occurs or is continuing. Notwithstanding the occurrence of one or more of the events below, which may, in the calculation agent’s discretion, constitute a market disruption event, the calculation agent in its discretion may waive its right to postpone an Observation Date or the final valuation date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing price of the relevant Basket Component with respect to such Observation Date or the Ending Level, as applicable. In no event, however, will an Observation Date or the final valuation date be postponed by more than ten (10) business days.

If an Observation Date or the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day as described above, that day will nevertheless be the date on which the closing price of the Basket Components with respect to such Observation Date or the Ending Level, as applicable, will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the closing price of the Basket Components with respect to such Observation Date or the Ending Level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event, in each case as determined by the calculation agent in its sole discretion:

➢	a suspension, absence or material limitation of trading in a Basket Component in its primary market or markets for more than two hours or during the one-half hour before the close of trading in that market or markets, as determined by the calculation agent in its sole discretion;
➢	a suspension, absence or material limitation of trading in option or futures contracts relating to a Basket Component or to the securities constituting the assets of a Basket ETF in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market or markets, as determined by the calculation agent in its sole discretion;
➢	a Basket Component does not trade on what was, on the trade date, the primary market for that Basket Component, as determined by the calculation agent in its sole discretion;
➢	the occurrence or existence of a suspension, absence or material limitation of trading in the equity securities which then comprise 20% or more of the value of the assets underlying a

General Terms of the Securities

Basket ETF on the relevant exchanges for such securities for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session of such relevant exchange, in each case as determined by the calculation agent in its sole discretion; or
➢	in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to (1) unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in a Basket Component generally.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading in a Basket Component in the primary market for such Basket Component, but only if the limitation results from an announced change in the regular business hours of the relevant markets; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to a Basket Component or to the securities constituting the assets of a Basket ETF.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to a Basket Component or to the securities constituting the assets of a Basket ETF in the primary markets for those contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, for any offering of the Securities, a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to a Basket Component or to the securities constituting the assets of a Basket ETF in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a display in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to a Basket Component or to the securities constituting the assets of a Basket ETF in the primary market for those contracts.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Antidilution Adjustments

The Stock Adjustment Factor for each Basket Component is subject to adjustment by the calculation agent as a result of the anti-dilution and reorganization adjustments described in this section. Upon any such adjustment to the Stock Adjustment Factor of a particular Basket Component, the starting price and the Basket Component Return for that Basket Component will be recalculated based upon such adjusted Stock Adjustment Factor.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event. The calculation agent may, in its sole discretion, modify any terms as necessary to ensure an equitable result including, but not limited to, the Stock Adjustment Factor, starting price and the Basket Component Return of the Basket Components, and the closing levels and the Ending Level of the Basket. The calculation agent may make adjustments that differ from, or that are in addition to, those described in

General Terms of the Securities

this product supplement if, in the calculation agent’s sole discretion, any adjustments so described do not achieve an equitable result or otherwise.

If a dilution or reorganization event occurs affecting the shares of a Basket Component, the calculation agent will make any adjustments with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event. The calculation agent may, in its sole discretion, make any adjustments as necessary to ensure an equitable result. The calculation agent may make additional adjustments not described in this product supplement.

No adjustments to the Stock Adjustment Factor will be required unless the Stock Adjustment Factor adjustment would require a change of at least 0.1% in the Stock Adjustment Factor then in effect. The Stock Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Stock Adjustment Factor after the close of business on the business day immediately preceding the Maturity Date.

No adjustments to the Stock Adjustment Factor will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of a Basket Component on any trading day during the term of the Securities. No adjustments will be made for certain other events, such as offerings of common stock, ADSs or ETFs, as the case may be, by the issuer of a Basket Component for cash or in connection with acquisitions or otherwise or the consummation of a partial tender offer or exchange offer for a Basket Component by the issuer of the Basket Component or any third party.

The calculation agent, will be solely responsible for (1) the determination and calculation of any adjustments to the Stock Adjustment Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and (2) the determination of any successor Basket Component (as defined below), and its determinations and calculations will be conclusive absent manifest error.

How adjustments will be made

If one of the events described below occurs and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of a Basket Component, the calculation agent will calculate a corresponding adjustment to the Stock Adjustment Factor as the calculation agent, in its sole discretion, deems appropriate to account for that diluting or concentrative effect.

If more than one event requiring adjustment occurs, the calculation agent will make such an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, the calculation agent will adjust the Stock Adjustment Factor for the first event, then adjust the Stock Adjustment Factor for the second event (applying the required adjustment to the Stock Adjustment Factor as already adjusted for the first event), and so on for any subsequent events.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a Reorganization Event (as defined below) affecting the shares of a Basket Component, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent. The calculation agent will provide information about any adjustments it makes upon your written request.

General Terms of the Securities

The calculation agent will also determine the effective date of that adjustment and the substitution of a Basket Component, if applicable, in the event of consolidation or merger. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the adjustment to the Stock Adjustment Factor for the affected Basket Component.

For purposes of these adjustments, except as noted below, if an ADS is serving as the underlying Basket Stock, all adjustments for such underlying Basket Stock will be made as if the foreign stock is serving as the underlying Basket Stock. If your Securities are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for the Securities, the dividend paid by the issuer of the foreign stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If an ADS is serving as the underlying Basket Stock, no adjustment will be made if (1) holders of ADSs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) to the extent that the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of shares of foreign stock represented by each ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of foreign stock represented by each ADS is changed for any other reason, appropriate antidilution adjustments will be made to reflect such change.

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Risk Factors — You have limited antidilution protection” on page PS-12.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If a Basket Component is subject to a stock split or reverse stock split, then once any split has become effective, the Stock Adjustment Factor relating to the Basket Component will be adjusted so that the new Stock Adjustment Factor will equal the product of:

➢	the prior Stock Adjustment Factor, and
➢	the number of shares that a holder of one share of the Basket Component before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

A stock dividend results when a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If a Basket Component is subject to (i) a stock dividend, i.e., issuance of additional shares of the Basket Component, that is given ratably to all holders of shares of the Basket Component, or (ii) a distribution of shares of the Basket Component as a result of the triggering of any provision of the corporate charter of the issuer of the Basket Component, then, once the dividend has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for that Basket Component will be adjusted so that the new Stock Adjustment Factor will equal the prior Stock Adjustment Factor plus the product of:

General Terms of the Securities

➢	the prior Stock Adjustment Factor, and
➢	the number of additional shares issued in the stock dividend with respect to one share of the Basket Component.

Other Non-cash Distributions

If the issuer of a Basket Component distributes shares of capital stock, evidences of indebtedness or other assets or property to holders of the Basket Component (other than (i) dividends and distributions referred to under “—Stock Splits and Reverse Stock Splits” and “—Stock Dividends or Distributions” above and (ii) rights or warrants and cash distributions or dividends referred under “—Cash Dividends or Distributions” and “—Transferable Rights and Warrants” below), then, once the distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for that Basket Component will be adjusted so that the new Stock Adjustment Factor will equal the product of:

➢	the prior Stock Adjustment Factor, and
➢	a fraction whose numerator is the Current Market Price of the Basket Component and whose denominator is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution; provided, however, that if the Fair Market Value of such distribution equals or exceeds the Current Market Price of the Basket Component, the calculation agent will determine in its sole discretion the appropriate adjustment to the Stock Adjustment Factor.

The “Current Market Price” of a Basket Component means the arithmetic average of the closing prices of the Basket Component for the ten trading days prior to the trading day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Stock Adjustment Factor.

The “ex-dividend date” will mean, with respect to distributions of a dividend, the first trading day on which transactions in the Basket Component trade on the relevant exchange without the right to receive that distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Notwithstanding the foregoing, a distribution on the Basket Stock described in clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also would require an adjustment under this section will not cause an adjustment to the Stock Adjustment Factor of the Basket Stock and will be treated as a Reorganization Event (as defined below) only pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization Events.” A distribution on the Basket Component described in the section entitled “—Transferable Rights and Warrants” that also would require an adjustment under this section will cause an adjustment only pursuant to the section entitled “—Transferable Rights and Warrants.”

Cash Dividends or Distributions

If the issuer of a Basket Component pays dividends or makes other distributions consisting exclusively of cash to all holders of the Basket Component during any fiscal quarter during the term of the Securities, in an aggregate amount that, together with other such dividends or distributions made during such quarterly fiscal period, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for that Basket Component will be adjusted so that the new Stock Adjustment Factor will equal the product of:

➢	the prior Stock Adjustment Factor, and
➢	a fraction whose numerator is the Current Market Price of the Basket Component and whose

General Terms of the Securities

denominator is the amount by which such Current Market Price exceeds the amount in cash per share the issuer of the Basket Component distributes to holders of such Basket Component in excess of the Dividend Threshold; provided, however, that if the amount in cash per share of such dividend or distribution equals or exceeds the Current Market Price of the Basket Component, the calculation agent will determine in its sole discretion the appropriate adjustment to the Stock Adjustment Factor.

“Dividend Threshold” will mean the amount of any cash dividend or cash distribution distributed per share of the Basket Component that exceeds the immediately preceding cash dividend or other cash distribution, if any, per share of the Basket Component by more than 10% of the closing price of the Basket Component on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant pricing supplement.

Transferable Rights and Warrants

If the issuer of a Basket Component issues transferable rights or warrants to all holders of the Basket Component to subscribe for or purchase the Basket Component, including new or existing rights to purchase the Basket Component at an exercise price per share less than the closing price of the Basket Component on the business day before the ex-dividend date for such issuance, then the Stock Adjustment Factor for that Basket Component will be adjusted on the business day immediately following the ex-dividend date for the issuance of such transferable rights or warrants so that the new Stock Adjustment Factor will equal the prior Stock Adjustment Factor plus the product of:

➢	the prior Stock Adjustment Factor, and
➢	the number of shares of the Basket Component that can be purchased with the cash value of such warrants or rights distributed on one share of the Basket Component.

The number of shares that can be purchased will be based on the closing price of the Basket Component on the date the new Stock Adjustment Factor is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange, the calculation agent will determine, in its good faith estimate, the price of such warrant or right on the date on which the new Stock Adjustment Factor is determined, in its sole discretion.

Reorganization Events

If the relevant Basket Component is common stock in a specific company (“underlying stock”) and prior to the Maturity Date,

(a)	there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of the underlying stock,
(b)	the issuer of the underlying stock, or any surviving entity or subsequent surviving entity of such issuer (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,
(c)	any statutory exchange of securities of the issuer of the underlying stock or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,
(d)	the issuer of the underlying stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,
(e)	the issuer of the underlying stock issues to all of its shareholders stock securities of an issuer other than the issuer of the underlying stock, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-off Event”), or
(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding

General Terms of the Securities

shares of the issuer of the underlying stock and is consummated for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), then, instead of adjusting the Stock Adjustment Factor, the calculation agent, in its sole discretion without consideration for the interests of investors, will either:

(A)	determine a successor underlying stock (as defined below) to the underlying stock that is affected by any such Reorganization Event (the “original underlying stock”) after the close of the principal trading session on the trading day immediately prior to the effective date of such Reorganization Event in accordance with the following paragraph (the successor stock, as so determined, the “successor underlying stock”), or
(B)	deem the closing price and the Stock Adjustment Factor of the original underlying stock on the trading day immediately prior to the effective date of such Reorganization Event to be the closing price and Stock Adjustment Factor of the original underlying stock on every remaining trading day to, and including, the final valuation date (subject to adjustment in the sole discretion of the calculation agent upon one or more subsequent Reorganization Events).

Upon the determination by the calculation agent of any successor underlying stock pursuant to clause (A) of the preceding sentence, the terms “Basket Component” or “Basket Stock” in this product supplement or the applicable pricing supplement will no longer be deemed a reference to the original underlying stock and will be deemed instead a reference to the successor underlying stock for all purposes, and references in this product supplement or the applicable pricing supplement to “issuer” of the “Basket Component” or the “Basket Stock” will be deemed to be to the issuer of the successor underlying stock.

Upon the selection of the successor underlying stock by the calculation agent pursuant to clause (A) of the preceding sentence:

(i)	the starting price for the successor underlying stock will be the closing price of the successor underlying stock on the trading day immediately following the effective date of the Reorganization Event multiplied by the starting price of the original underlying stock and divided by the closing price of the original underlying stock on the trading day immediately prior to the effective date of such Reorganization Event; and
(ii)	the Stock Adjustment Factor for the successor underlying stock will be 1.0, subject to adjustment for certain corporate events related to the successor underlying stock in accordance with “— Antidilution Adjustments.”

For the avoidance of doubt, in the case of an issuance by the issuer of the underlying stock to all of its shareholders of equity securities of an issuer other than the issuer of the underlying stock as described in clause (e) above, if the closing price of the underlying stock as of the effective date of such issuance does not increase or decline by at least 50% from the starting price of the underlying stock, such issuance will not constitute a Reorganization Event and no adjustments will be made under this “—Reorganization Events” section. Instead, the underlying stock will be subject to adjustments as described under “—Other Non-cash Distributions” above.

The “successor underlying stock” will be a common stock (which may be a stock issued by a non-U.S. company and quoted and traded in a foreign currency), a basket comprised of more than one common stock (which may contain stock issued by a non-U.S. company and quoted and traded in a foreign currency) or an exchange traded fund share that, in each case, and in the sole discretion of the calculation agent, is the most comparable to the original underlying stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility.

Following a Reorganization Event in which a successor underlying stock is selected, the Stock Adjustment Factor of the successor underlying stock will be subject to adjustment as described above under this “Antidilution Adjustments” section, and, if no successor underlying stock is selected, the issuer

General Terms of the Securities

of the original underlying stock will, upon a subsequent Reorganization Event, be subject to the election by the calculation agent described in clause (A) and (B) of the first paragraph under “—Antidilution Adjustments — Reorganization Events”.

We will, or will cause the calculation agent to, provide written notice to the Trustee, to us and to DTC within thirty business days immediately following the effective date of any Reorganization Event, of the successor underlying stock issuer, the successor underlying stock and the starting price for the successor underlying stock, as well as the original underlying stock so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the successor underlying stock is a stock issued by a non-U.S. company and quoted and traded in a foreign currency, then for all purposes the closing price of the substitute security on any day of the Observation Period will be converted to U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such substitute security relative to the U.S. dollar as published by Reuters Group PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate in its sole discretion.

If an ADS is serving as a Basket Stock and the foreign stock represented by such ADS is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADSs are not eligible to participate in such reorganization event or (2) to the extent that the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has made adjustments to account for the effects of such reorganization event. However, if holders of ADSs are eligible to participate in such reorganization event and the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has not made adjustments to account for the effects of such reorganization event, the calculation agent in its sole discretion may make any necessary adjustments to account for the effects of such reorganization event.

Delisting or Suspension of Trading of a Basket Component

If a Basket Component is delisted or trading of a Basket Component is suspended, and a major U.S. exchange or market lists or approves for trading a successor or substitute security that the calculation agent determines in its sole discretion to be comparable to the Basket Component (“successor security”), then the successor security will be deemed to be the Basket Component and the calculation agent, in its sole discretion, will determine the starting price and the Stock Adjustment Price by reference to the successor security.

If the successor security that the calculation agent determines to be comparable to the Basket Component is delisted or trading of the successor security is suspended, then the calculation agent may either (i) select a security or a basket comprised of securities (“substitute security”) to replace the Basket Component that, in the calculation agent’s sole discretion, is comparable to the Basket Component and that may be a

General Terms of the Securities

security (or, in the case of a basket comprised of securities, that may contain one or more securities) issued by a non-U.S. company and quoted and traded in a foreign currency or (ii) deem the closing price and the Stock Adjustment Factor of the successor security on the trading day immediately prior to its delisting or suspension to be the closing price and Stock Adjustment Factor of the successor security on every remaining trading day to, and including, the final valuation date. In the case of clause (i) of this paragraph, the substitute security will be deemed to be the Basket Component and the calculation agent, in its sole discretion, will determine the starting price and the Stock Adjustment Factor by reference to the substitute security. If the substitute security is (or, in the case of a basket comprised of securities, contains one or more securities that are) issued by a non-U.S. company and quoted and traded in a foreign currency, then for all purposes the closing price of the substitute security on any day of the Observation Period will be converted to U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such substitute security relative to the U.S. dollar as published by Reuters Group PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate in its sole discretion.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as a Basket Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the foreign stock will be deemed to be the Basket Stock and the calculation agent, in its sole discretion, will determine the starting price and the Stock Adjustment Price by reference to the foreign stock. To the extent that the foreign stock substituted for the original Basket Stock represents more than or less than one share of such foreign stock, the calculation agent may, in its sole discretion, modify any terms as necessary to ensure an equitable result including, but not limited to, the Stock Adjustment Factor and the starting price. On and after the change date, for all purposes the closing price of the foreign stock on any day of the Observation Period will be converted to U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of the foreign stock relative to the U.S. dollar as published by Reuters Group PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for

General Terms of the Securities

settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate in its sole discretion.

Delisting, Discontinuance or Modification of a Basket ETF

If an ETF serving as a Basket ETF (“original ETF”) is delisted or trading of the original ETF is suspended, and a major U.S. exchange or market lists or approves for trading a successor or substitute ETF that the calculation agent determines in its sole discretion to be comparable to the original ETF (“successor ETF”), then the successor ETF will be deemed to be the Basket ETF and the calculation agent, in its sole discretion, will determine the starting price and the Stock Adjustment Price by reference to the successor ETF.

If the successor ETF that the calculation agent determines to be comparable to the original ETF is delisted or trading of the successor ETF is suspended, then the calculation agent may either (i) select an ETF (“substitute ETF”) to replace the original ETF that, in the calculation agent’s sole discretion, is comparable to the original ETF or (ii) deem the closing price and the Stock Adjustment Factor of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing price and Stock Adjustment Factor of the original ETF on every remaining trading day to, and including, the final valuation date. In the case of clause (i) of this paragraph, the substitute ETF will be deemed to be the Basket ETF and the calculation agent, in its sole discretion, will determine the starting price and the Stock Adjustment Price by reference to the substitute ETF.

If at any time the index of securities constituting the assets of an ETF serving as the Basket ETF is changed in a material respect, or if the ETF in any other way is modified so that the price of its shares do not, in the opinion of the calculation agent, fairly represent the price of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as, in its sole discretion, may be necessary in order to arrive at a price of the shares of an ETF comparable to the ETF serving as the Basket ETF, as if those changes or modifications had not been made, and determine the closing prices by reference to the price of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the price of its shares is a fraction of what it would have been if it had not been modified (e.g., due to a split or a reverse split), then the calculation agent will adjust the price in order to arrive at a price of the shares of the ETF as if it had not been modified (e.g., as if the split or the reverse split had not occurred). The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Series A Medium Term Notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A Medium Term Notes, holders of specified percentages in principal amount of all Series A Medium Term Notes, together in some cases

General Terms of the Securities

with other series of our debt securities, will be able to take action affecting all the Series A Medium Term Notes, including the Securities. This action may involve changing some of the terms that apply to the Series A Medium Term Notes, accelerating the maturity of the Series A Medium Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two (2) business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five (5) business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two (2) business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

General Terms of the Securities

➢	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the Securities upon a call or at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the NYSE, NYSE Arca, the AMEX, NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading and, in each case, a market disruption event has not occurred.

Business Day

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in the “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “— Maturity Date” and “— Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, business days, the default amount, the Starting Price, the Ending Price and the amount payable in respect of your Securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

Unless otherwise specified in the applicable pricing supplement, the Securities will be booked through UBS AG, Jersey Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Basket Components or securities constituting the assets of a Basket ETF and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Basket Components or securities constituting the assets of a Basket ETF prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of the Basket Components or securities constituting the assets of a Basket ETF;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the Basket Components or securities constituting the assets of a Basket ETF;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the price of the Basket Components, or the price of other similar assets; or
➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Basket Components or securities constituting the assets of a Basket ETF, listed or over-the-counter options or futures on the Basket Components or securities constituting the assets of a Basket ETF, or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the Basket Components or securities constituting the assets of a Basket ETF, or indices designed to track the performance of the Basket Components or securities constituting the assets of a Basket ETF or markets relating to the Basket Components or securities constituting the assets of a Basket ETF.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time and payment at maturity of your Securities. See “Risk Factors” on page PS-10 for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a life insurance company,
➢	a tax-exempt organization,
➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States Holder.

You are a United States holder if you are a beneficial owner of Securities and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED

Supplemental U.S. Tax Considerations

TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Securities as a pre-paid derivative contract with respect to the Basket and the terms of your Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Securities for all tax purposes in accordance with such characterization. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities would be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (i.e., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

Alternative Treatments.  The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Securities purchased after the bill is enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

In addition, if your Securities have a term greater than one year, it is possible that your Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, call, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Security. Any gain you recognize upon the sale, call, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Supplemental U.S. Tax Considerations

If your Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Similarly, if your Securities have a term of one year or less, it is possible that your Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the Basket Components, (ii) you should be required to accrue interest income over the term of your Securities or (iii) any gain or loss that you recognize upon the call or maturity of your Securities should be treated as an ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

If your Securities are linked to one or more Basket ETFs, it is also possible that the Internal Revenue Service could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, call or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in such Basket ETF or Basket ETFs on the date that you purchased your Securities and sold such interest in the Basket ETF or Basket ETFs on the date of the sale or maturity of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting.  If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on Securities within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of Securities effected at a United States office of a broker.

Supplemental U.S. Tax Considerations

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of Securities that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of Securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders.  If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

ERISA Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

The acquisition, holding or disposition of Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired, held or disposed of, as the case may be, pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase, holding or disposition of Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of Securities or any interest therein will be deemed to have represented by its purchase, holding or disposition of Securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase, holding and disposition of the Securities will not constitute a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA

ERISA Considerations

Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of Securities have exclusive responsibility for ensuring that their purchase and holding of Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Securities at the original issue price applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Securities to securities dealers at a discount from the original issue price up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.